                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    THE MIDDLEBY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------
Notes:

                            THE MIDDLEBY CORPORATION
                 ---------------------------------------------

                             1400 TOASTMASTER DRIVE
                             ELGIN, ILLINOIS 60120

                                                              April 11, 1997

Notice of Annual Stockholders Meeting:

You are hereby notified that the Annual Meeting of Stockholders of The Middleby Corporation (the "Company") will be held at the Company's offices located at 1400 Toastmaster Drive, Elgin, Illinois at 10:00 a.m. local time, on Thursday, May 15, 1997, for the following purposes:

1.  To elect ten directors to hold office until the 1998 Annual Meeting.

2. To consider a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending January 3, 1998.

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please date, sign and return the enclosed proxy in the envelope provided.

                                          By Order of the Board of Directors

                                          JOHN J. HASTINGS
                                          SECRETARY

                            THE MIDDLEBY CORPORATION
                 ---------------------------------------------

                             1400 TOASTMASTER DRIVE
                             ELGIN, ILLINOIS 60120

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 1997
                                PROXY STATEMENT
                                    GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's offices located at 1400 Toastmaster Drive, Elgin, Illinois, at 10:00 a.m. local time, on Thursday, May 15, 1997, for the purposes set forth in the accompanying Notice of Meeting. The Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended December 28, 1996 are being mailed to stockholders on or about April 11, 1997.

Stockholders of record at the close of business on March 21, 1997 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 8,470,938 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted FOR the election of all nominees named under the caption "Election of Directors" as set forth therein as directors of the Company, and FOR the ratification of the selection of Arthur Andersen LLP as Independent Auditors for the fiscal year ending January 3, 1998. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of February 14, 1997.

                      HOLDINGS OF STOCKHOLDERS, DIRECTORS
                             AND EXECUTIVE OFFICERS

The following table sets forth, as of March 21, 1997, the name, address and holdings of each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, and the amount of Common Stock beneficially owned by each of the directors, nominees for director and named executive officers of the Company and by all directors and executive officers of the Company as a group.

                                           AMOUNT AND
              NAME OF                       NATURE OF           PERCENT
         BENEFICIAL OWNER             BENEFICIAL OWNERSHIP     OF CLASS

William F. Whitman, Jr.               2,155,271 shares(1)        25.4%
The Middleby Corporation
1400 Toastmaster Drive
Elgin, IL 60120

Robert R. Henry                       1,838,894 shares(2)(6)     21.7%
P.O. Box 115
Route 202
Linfield Farm
Far Hills, NJ 07931

David P. Riley                          501,545 shares(3)         5.9%
The Middleby Corporation
1400 Toastmaster Drive
Elgin, IL 60120

A. Don Lummus                           208,300 shares(4)         2.4%

Sabin C. Streeter                        26,000 shares             (7)

Newell Garfield, Jr.                     28,000 shares             (7)

John R. Miller III                       26,000 shares             (7)

Philip G. Putnam                          6,750 shares(5)(6)       (7)

Joseph G. Tompkins                        7,750 shares(6)          (7)

Laura B. Whitman                         23,750 shares(6)(8)       (7)

Robert L. Yohe                           24,750 shares(6)          (7)

John J. Hastings                         34,397 shares(9)          (7)

All directors and executive           4,881,407 shares           57.4%
officers of the Company              (2)(3)(4)(5)(6)(8)(9)
----------------------------------------------------------------------------

NOTES:

(1) Does not include 1,755,750 shares owned by the trusts described in Note (2) below, as to which Mr. Whitman disclaims beneficial ownership. Includes 255,300 shares owned by Mr. Whitman's spouse.

(2) Includes 1,755,750 shares of Common Stock held by Mr. Henry as trustee under trusts as follows: (a) 1,474,500 shares for the benefit of Mr. Whitman's two adult children, W. Fifield Whitman III and Laura B. Whitman (437,250 shares owned by each of two trusts and 300,000 shares owned by each of two other trusts), and (b) 281,250 shares for the benefit of Mr. Whitman's spouse. Mr. Henry disclaims beneficial ownership of these shares.

(3) Includes 78,650 shares of Common Stock owned by trusts for the benefit of Mr. Riley's two adult children and for which Mr. Riley and his wife serve as trustees, but does not include 2,350 shares owned directly by Mr. Riley's adult children. Mr. Riley disclaims beneficial ownership of all of these shares. Also includes 173,670 shares of Common Stock held by Mr. Riley's spouse in trust.

(4) Includes 1,000 shares of Common Stock deemed issued upon exercise of stock options issued in May 1992.

(5) Includes 3,000 shares of Common Stock deemed issued upon exercise of stock options issued in May 1992.

(6) Includes 3,750 shares of Common Stock deemed issued upon exercise of stock options issued in February 1996.

(7) Represents less than 1% of all common shares outstanding.

(8) Does not include shares owned by trusts for the benefit of Ms. Whitman described in Note (2) above.

(9) Mr. Hastings, age 41, is Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, and his holdings include 16,000 shares of Common Stock deemed issued upon exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is required to report to its stockholders those directors, officers and owners of more than 10% of any class of the Company's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who fail to timely file reports of beneficial ownership and changes in beneficial ownership, as required by Section 16(a) of the Exchange Act.

Upon a review of these reports, the Company believes that all reports were filed on a timely basis, with the exception of two Form 4 reports for A. Don Lummus to disclose four purchase transactions, which were untimely filed.

                             ELECTION OF DIRECTORS

Ten directors are to be elected by a plurality of the stockholder votes cast at the Meeting to serve until the 1998 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify. Newell Garfield, Jr., a director since 1978, will not to stand for reelection at the Meeting in accordance with the Company's retirement policy for directors. The following persons have been nominated:

                                         PRINCIPAL OCCUPATION(S)                DIRECTOR OF
                                          DURING PAST FIVE YEARS                COMPANY OR
NAME                     AGE          AND OTHER PUBLIC DIRECTORSHIPS         PREDECESSOR SINCE
Robert R. Henry          56    President of Robert R. Henry Co., Inc., a        1996
                               venture capital firm, since 1989. Managing
                               Director of Morgan Stanley & Co., Inc. from
                               1977-1989. Advisory Director of Morgan
                               Stanley and Director of Alfacell
                               Corporation, a pharmaceutical company.
A. Don Lummus            61    Vice Chairman of Sasib Bakery North America,     1984
                               Inc. (formerly Stewart Systems, Inc.),
                               manufacturer of automated bakery equipment,
                               since 1993. Prior thereto, Chairman,
                               President and Chief Executive Officer of
                               Stewart Systems, Inc.

                                         PRINCIPAL OCCUPATION(S)                DIRECTOR OF
                                          DURING PAST FIVE YEARS                COMPANY OR
NAME                     AGE          AND OTHER PUBLIC DIRECTORSHIPS         PREDECESSOR SINCE
John R. Miller III       56    President of Equal Opportunity Publications,     1978
                               Inc., publishers of special market career
                               and health care magazines. Director of First
                               National Bank of Long Island and its holding
                               company, the First of Long Island
                               Corporation.
Philip G. Putnam         56    1996 - Present, Executive Vice President,        1978
                               Brean Murray & Co. Inc., investment bankers.
                               1983 - 1996, Executive Vice President of
                               American Asset Management Company,
                               investment advisers.
David P. Riley           50    President and Chief Executive Officer of the     1984
                               Company and its principal subsidiary,
                               Middleby Marshall Inc. ("MM"). Director of
                               Zebra Technologies Corporation, an
                               industrial equipment manufacturer.
Sabin C. Streeter        55    Managing Director of Donaldson, Lufkin &         1987
                               Jenrette Securities Corp., investment
                               bankers, 1989 to 1990 and 1993 to the
                               present. Managing Director of Sprout Group,
                               its venture capital affiliate, 1991 to 1993.
                               Director of Oakwood Homes Corporation,
                               Parker/Hunter Incorporated and Fotoball
                               U.S.A., Inc.
Joseph G. Tompkins       56    President, Saga Investment Co. Inc., an          1996
                               investment advisor, 1992 to present.
                               1967-1995, Morgan Stanley & Co., Inc.,
                               serving as Advisory Director 1992-1995 and
                               Managing Director and Head of Asian Equity
                               Business from 1976-1994. Member of Advisory
                               Committee, Center for Japanese Studies,
                               Columbia Business School.
William F. Whitman, Jr.  57    Chairman of the Board of the Company and MM.     1978
Laura B. Whitman (1)     29    Specialist in Chinese Paintings, Christie's,     1996
                               New York, 1995 to present, and Sotheby's,
                               New York, 1990-1995. Graduate of Williams
                               College, B.A.; Yale University, M.A. in East
                               Asian studies.
Robert L. Yohe           60    Independent Director and Corporate Advisor.      1996
                               Vice Chairman and Director of Olin
                               Corporation, a chemicals manufacturer, 1992
                               to 1994. Director of Airgas, Inc., Betz
                               Dearborn, Inc., Calgon Carbon Corporation,
                               LaRoche Industries, Inc. and Marsulex Inc.

--------------

(1) Ms. Whitman is the daughter of the Chairman of the Company.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

On February 14, 1996, the Board of Directors granted options to purchase 15,000 shares of Common Stock to each of Robert R. Henry, Joseph G. Tompkins, Laura B. Whitman and Robert L. Yohe in connection with their election by the stockholders as directors of the Company. In addition, on February 14, 1996, the Board of Directors granted options to purchase 15,000 shares of Common Stock to Philip G. Putnam.

COMMITTEES; BOARD MEETINGS

The Company has an Audit Committee composed of Messrs. Putnam (Chairman), Streeter and Tompkins and Ms. Whitman. During the fiscal year ended December 28, 1996, the Audit Committee met twice for the purposes of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements for and scope of the audit; (iii) discussing matters of concern to the Committee and/or the Board of Directors with regard to the Company's financial statements or other results of the audit; and (iv) reviewing the Company's internal accounting procedures and controls and the activities and recommendations of the Company's independent auditors.

The Company has a Compensation Committee composed of Messrs. Garfield (Chairman), Henry, Lummus, Miller and Yohe. The Compensation Committee met once during the fiscal year ended December 28, 1996. The function of the Compensation Committee is to review and approve recommendations concerning the compensation of the Chairman of the Board and the President and Chief Executive Officer of the Company. The Company does not have a Nominating Committee.

The Board of Directors of the Company held four meetings during the fiscal year ended December 28, 1996, and each director attended at least 75% of all Board and applicable Committee meetings.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities for the fiscal years ending December 28, 1996 (the "1996 fiscal year"), December 30, 1995 (the "1995 fiscal year") and December 31, 1994 (the "1994 fiscal year"), received by those persons who were, at December 28, 1996, (i) the chief executive officer and (ii) the most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                                                  COMPENSATION
                                                                      ----
                                                                     AWARDS
                                                                      ----
                                  ANNUAL COMPENSATION              SECURITIES
                                                   OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL              SALARY    BONUS    COMPENSATION     OPTIONS/     COMPENSATION
POSITION                 YEAR    ($)      ($)(1)      ($)(2)       SARS(#)(3)        ($)

David P. Riley           1996  $285,000  $228,615    $38,000         --             $4,768
President and Chief      1995  $270,000  $320,790    $38,000         --             $4,935
Executive Officer        1994  $170,000  $395,458    $35,000         --             $4,949

William F. Whitman, Jr.  1996  $312,500  $228,615    $63,000         --             $4,768
Chairman of the          1995  $295,000  $320,790    $63,000         --             $4,935
Board                    1994  $195,000  $395,458    $60,000         --             $4,949

John J. Hastings (4)     1996  $138,375  $ 76,205    $--             5,000          $4,768
Executive Vice           1995  $130,938  $106,930    $--             5,000          $4,935
President, Chief         1994  $116,875  $ 98,486    $--             --             $3,482
Financial Officer,
Secretary and Treasurer
---------------------------------------------------------------------------------------------

NOTES:

(1) Includes special bonuses awarded in 1994 to Mr. Riley and to Mr. Whitman in the amount of $100,000 in connection with their efforts in obtaining a new financing facility for the Company.

(2) Amounts for Mr. Riley and Mr. Whitman represent director's fees for services to the Company and its subsidiaries.

(3) Represents options to purchase shares of the Company's Common Stock awarded under the Company's Amended and Restated 1989 Stock Incentive Plan (the "Stock Incentive Plan").

(4) Mr. Hastings was appointed to these positions on August 27, 1993. Prior thereto and beginning in 1992, he served as Vice President and General Manager of Middleby Cooking Systems Group. Between April 1991 and December 1991, Mr. Hastings was the Vice President and General Manager of MM. Between November 1989 and March 1991, he served as the Vice President and Corporate Controller of the Company, and from February 1987 through November 1989, he was the Director of Finance of MM.

EMPLOYMENT AGREEMENTS

DAVID P. RILEY. The Company and MM entered into an employment agreement with Mr. Riley dated as of January 1, 1988, as restated and amended January 1, 1995. The employment agreement, as amended, provides for Mr. Riley to serve as President of the Company and President and Chief Executive Officer of MM (or in such other executive capacities as the Board of Directors of the Company and MM may designate) for a term ending December 31, 2000, and for the payment of compensation to him at a minimum rate of $300,000 per year. The agreement further provides that Mr. Riley shall be entitled to one-half of the amounts credited to the Company's executive bonus pool (i.e., 6% of the operating profits of MM, calculated prior to tax, interest, corporate office, and other allocation charges). The agreement contains provisions for termination in the event of death or disability, or for cause, and for the payment of base salary (subject to adjustment) for certain periods following termination of employment in certain events. The agreement provides that after Mr. Riley's termination for any reason, the Company will pay Mr. Riley or his designee retirement benefits in equal monthly installments commencing on the first day of the month following the later to occur of (i) the date of such termination of employment, or (ii) Mr. Riley's 55th birthday (whether or not he is then living). Each monthly installment of retirement benefits shall be in an amount (subject to consumer price index ("CPI") adjustments) equal to one-twelfth ( 1/12) of certain percentages (ranging from 10% to 50%) of Mr. Riley's total compensation in effect during the last year of his employment with the Company, depending on the date of termination of employment. Retirement benefits will be paid to Mr. Riley for his life, or if he dies before age 75, such benefits, reduced by 50%, will be paid to his spouse until Mr. Riley would have attained age 75.

In addition, MM and the Company may terminate the agreement without cause upon two years notice; further, Mr. Riley may terminate the agreement and continue to receive his base salary (subject to adjustment) for two years (but not beyond December 31, 2000) if the Company and MM relocate their executive offices outside of the Chicago metropolitan area. If Mr. Riley voluntarily terminates his employment for certain reasons, or if the Company terminates the agreement for cause, then Mr. Riley may not compete with the Company or MM for a period of two years following termination of his employment. Moreover, the agreement extends to Mr. Riley rights similar to those extended to Mr. Whitman in the event of a change in control of the Company.

If Mr. Riley remains an employee of the Company until the first to occur of (i) his 55th birthday, or (ii) his death, the Company will maintain for the continued benefit of Mr. Riley and his spouse after termination of his employment all health and medical plans and programs which the Company maintains for its senior executives and their families.

WILLIAM F. WHITMAN, JR. The Company and MM entered into an employment agreement with Mr. Whitman dated as of March 10, 1978, as amended and restated January 1, 1995. The employment agreement, as amended, provides, among other things, for Mr. Whitman to serve as Chairman of the Board of Directors of the Company and Chairman of the Board of MM for a term ending December 31, 2000 and for a specified minimum amount of annual compensation. The agreement provides that Mr. Whitman is to be entitled to a distribution equal to one-half of the amounts credited to the Company's executive bonus pool, along with similar distributions of any other bonus or similar program established by the Company or MM. In addition, the employment agreement provides that Mr. Whitman shall be entitled to certain retirement benefits in the event of Mr. Whitman's termination of employment for any reason, including death or disability, such payments to commence on the first day of the month following the date of such termination of employment. Each monthly installment of retirement benefits shall be in an amount (subject to CPI adjustments) equal to one-twelfth ( 1/12) of 75% of Mr. Whitman's total compensation in effect during the last year of his employment with the Company. Any such retirement benefits will be reduced, commencing March 1, 2005, by the amount per month which Mr. Whitman is entitled to receive under the Salaried Retirement Plan of the Company which was terminated in 1982. Retirement benefits will be paid to Mr. Whitman for his life, or if he dies before age 75, until he would have attained age 75.

The employment agreement gives both parties the right to terminate in the event of a breach (willful breach, if the Company is terminating) of the obligations of the other party under the agreement, with certain payments to Mr. Whitman in certain events. The agreement may also be terminated by the Company at any time without cause upon 90 days notice, such termination to be effective in two years, but in such event Mr. Whitman would be entitled to salary and bonus for such two year period. After termination for any reason except breach by the Company or MM, the Company and MM may elect to pay Mr. Whitman his base salary for an additional year, in which event Mr. Whitman may not compete with the Company or MM for such period of time. Moreover, the agreement extends to Mr. Whitman the right to terminate his employment at any time during a two-year period following a change in control of the Company, and upon such termination Mr. Whitman is entitled to receive as severance pay an amount equal to two years of his base salary, all accrued but unpaid salary, all benefits under the executive bonus pool and all retirement benefits under the agreement.

In addition, the Company maintains for the continued benefit of Mr. Whitman and his spouse all health and medical plans and programs which the Company maintains for its senior executives and their families. Mr. Whitman and his spouse are entitled to such health and medical benefits for life.

SUPPLEMENTAL RETIREMENT BENEFIT PLAN

The Company adopted a non-qualified supplemental retirement benefit plan, effective July 5, 1993, for senior management employees who retire from the Company or MM. The purpose of this plan is to supplement the current profit sharing and bonus plans. The supplemental retirement benefit plan, which is unfunded, provides for an annual retirement benefit equal to 1.25% of base salary for each year of service beginning January 1, 1993, with a twenty year maximum. The maximum annual benefit is 25% of base salary after 20 years of service, beginning January 1, 1993. Retirement age is 65, and participants must be employees of the Company or MM at the time of retirement to obtain this benefit. For the purpose of the plan, base salary is the average salary for the last three years of service prior to retirement. The number of years of service is based on the date of hire or January 1, 1993, whichever is later. Partial years of service are not counted. Plan benefits are not subject to off-set for social security or other non-plan benefits.

At December 28, 1996, the only individual named in the Summary Compensation Table who participates in this plan was Mr. Hastings, who had four years of credited service. Messrs. Riley and Whitman have separate pension plans in accordance with their employment agreements with the Company.

The following table indicates examples of annual pension benefits to be paid in an annuity of equal monthly installments upon normal retirement at age 65.

AVERAGE FINAL       ESTIMATED ANNUAL PENSION BENEFITS AT AGE 65
THREE YEARS OF     5 YEARS    10 YEARS     15 YEARS     20 YEARS
 BASE SALARY       SERVICE    SERVICE      SERVICE      SERVICE

   $100,000        $ 6,250    $12,500      $18,750      $25,000

    150,000          9,375     18,750       28,125       37,500

    200,000         12,500     25,000       37,500       50,000

    250,000         15,625     31,250       46,875       62,500

    300,000         18,750     37,500       56,250       75,000

PROFIT SHARING PLAN

The Company maintains a tax-qualified Profit Sharing and Savings Plan for those of its employees and the employees of affiliated employers who are not union employees, non-resident aliens or leased employees. Each eligible employee becomes a participant upon employment. This Plan provides for an annual discretionary contribution by the Company and affiliated companies. The contribution is allocated to individual accounts of participants in proportion to their compensation and is integrated with the applicable Social Security taxable wage base. A participant's profit sharing account begins vesting after 3 years of service with the Company and affiliated employers and is fully vested after 7 years of service. A participant whose employment terminates for reasons other than death, total disability or retirement on or after attaining age 65 is entitled only to the vested portion of his account. The Plan also permits participants to contribute to their own accounts on a pre-tax basis by means of compensation reduction elections. The portion of a participant's account that is attributable to compensation reduction contributions is always 100% vested. The Plan also permits the Company and affiliated employers to make discretionary matching contributions under the Savings Plan that are allocated to participants as a uniform percentage of their compensation reduction contributions for the same year. The portion of a participant's account that is attributable to matching contributions is subject to the same vesting rules that apply to that participant's profit sharing account. During the fiscal year ended December 28, 1996, the Company made Profit Sharing Plan contributions of $350,000 and no matching contributions to the Savings Plan. Aggregate contributions to executive officers in such fiscal year totaled $14,304.

DIRECTORS' RETIREMENT PLAN

On November 2, 1994, the Board of Directors authorized the establishment of an unfunded retirement plan for non-employee directors. The plan provides for an annual benefit upon retirement from the Board of Directors at age 70, equal to 100% of the director's last annual retainer, payable on a quarterly basis for a number of years equal to the director's years of service, up to a maximum of 10 years.

STOCK OPTION GRANTS

The following table sets forth certain information concerning individual grants of stock options made during the fiscal year ended December 28, 1996 to the named executive officer of the Company receiving such grants under the Company's Stock Incentive Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL
                                                                                 REALIZABLE
                          NUMBER                                                   VALUE
                            OF       INDIVIDUAL                                  AT ASSUMED
                         SECURITIES   GRANTS AS                                ANNUAL RATE OF
                         UNDERLYING   % OF TOTAL                                STOCK PRICE
                         OPTIONS/   OPTIONS/SARS                                APPRECIATION
                           SARS      GRANTED TO      EXERCISE OR                    FOR
                         GRANTED    EMPLOYEES IN     BASE PRICE    EXPIRATION   OPTION TERM
NAME                       (#)      FISCAL YEAR     PER SHARE ($)     DATE     5%($)   10%($)
John J. Hastings         5,000(1)       8.3%          $5.250(2)     11/1/06    $16,508 $41,836
---------------------------------------------------------------------------------------------

NOTES:

(1) Such options become exercisable in 25% increments over a four-year period and expire 10 years from the date of grant.

(2) The exercise price was equal to 100% of the fair market value of the Company's Common Stock as of the grant date.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended December 28, 1996 by each of the named executive officers and the fiscal year-end value of unexercised options under the Stock Incentive Plan. Options awarded under the Stock Incentive Plan become exercisable in accordance with the terms of the grant, generally in 25% increments annually, commencing one year after the grant date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                             SECURITIES         VALUE OF
                                                             UNDERLYING       UNEXERCISED
                                                            UNEXERCISED       IN-THE-MONEY
                                                            OPTIONS/SARS      OPTIONS/SARS
                                                            AT FY-END(#)      AT FY-END($)
                       SHARES ACQUIRED   VALUE REALIZED     EXERCISABLE/      EXERCISABLE/
NAME                   ON EXERCISE (#)         ($)         UNEXERCISABLE     UNEXERCISABLE
David P. Riley                0                n/a              0/0               n/a

William F. Whitman,
Jr.                           0                n/a              0/0               n/a

John J. Hastings            3,000            $10,125        16,000/5,000    $51,875 /$5,625

STOCK PRICE PERFORMANCE GRAPH

The graph below compares five-year cumulative total return for a shareholder investing $100 in the Company on December 31, 1991, with the Standard & Poor's 500 Composite Index, a performance indicator of the overall stock market, the American Stock Exchange Market Value Index, the Nasdaq Stock Market Index and the Index of Nasdaq Non-Financial Stocks, assuming reinvestment of dividends. The Company believes that a comparison of its stock's performance with the two Nasdaq indexes provides a better indication of the stock's relative performance, and so has decided to use such indexes for future comparisons. However, the comparison to the S&P 500 Index and American Stock Exchange Index has also been included in this year's table. The Company does not believe it is feasible to provide a comparison against a group of peer companies, as there is an insufficient number of other similar publicly traded companies. The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates the information contained therein by reference, and shall not otherwise be deemed filed under such Acts.

                                [CHART]

          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                      1991    1992    1993    1994    1995     1996
                                      ----   ------  ------  ------  -------  ------
The Middleby Corporation              100    271.43  300.00  485.71  1085.71  728.57
American Stock Exchange Index         100    101.06  120.78  109.78   138.77  147.65
S&P 500 Index                         100    107.62  118.46  120.03   165.13  203.05
The Nasdaq Stock Market Index         100    116.38  133.59  130.59   184.67  227.16
Nasdaq Non-Financial Stocks Index     100    109.39  126.30  121.44   169.24  205.63

REPORT OF THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS

This Report of the Compensation Committee and Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee reviews and approves recommendations concerning the compensation of the Chairman and the President and Chief Executive Officer of the Company. The full Board of Directors reviews the Company's operating profit target levels and the bonus component of the compensation of executive officers and senior managers of the Company other than the Chairman and the President and Chief Executive Officer.

William F. Whitman, Jr., Chairman of the Board, and David P. Riley, President and Chief Executive Officer, are employed by the Company pursuant to individual employment agreements. These employment agreements are summarized elsewhere in this Proxy Statement. Mr. Whitman's employment agreement establishes the components of his compensation arrangement as a minimum base salary plus a bonus based upon Company performance as measured by a percentage of defined operating profits. Mr. Riley's employment agreement also provides for a minimum base salary plus a bonus identical to that of Mr. Whitman (i.e., based on Company performance as measured by the same percentage of defined operating profits). The current levels of base salary for Messrs. Whitman and Riley have been determined on the basis of the value contributed by these individuals to the longstanding operations of the Company and MM. The bonus formula for the Chairman and the President and Chief Executive Officer was originally established in 1978 and amended in 1992, and is directly related to the operating profits of the Company. The Compensation Committee believes that such formula, as well as the current levels of base salary with respect to such officers, provide fair incentives without being unfair to stockholders.

The compensation of other executive officers and senior managers of the Company are set at levels to be competitive with amounts paid to executive officers and senior managers with comparable qualifications, experience and responsibilities at other businesses of similar type or with similar market capitalization. Such individuals receive a salary and also participate in an annual Management Incentive Compensation Plan. The Plan provides for payment of bonuses determined as a percentage of such participant's base salary depending on the achievement of certain levels of operating profits, earnings before tax and/or return on investment percentage. Target levels are set annually to be in line with the Company's annual budget, and are presented by the President and Chief Executive Officer to the Board of Directors for review and approval.

The Board of Directors believes that options granted under the Company's Stock Incentive Plan link the financial interests of management with those of the stockholders. Grants during any fiscal year, including the fiscal year ended December 28, 1996, are based on an individual's long-term contribution to the operations of the Company and MM.

               The Compensation Committee:
               Newell Garfield, Jr., Chairman, Robert R. Henry,
               A. Don Lummus, John R. Miller III and Robert L. Yohe

               Other Directors:
               William F. Whitman, Jr., David P. Riley, Philip G.Putnam, Sabin C. Streeter, Joseph G. Tompkins and Laura B. Whitman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Newell Garfield, Jr., Robert R. Henry, A. Don Lummus, John R. Miller III and Robert L. Yohe, all of whom are independent directors of the Company and are neither officers of the Company nor affiliated with any principal shareholder of the Company. William F. Whitman, Jr., the Chairman of the Board, and David P. Riley, the President and Chief Executive Officer of the Company, participate with the full board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Messrs. Whitman and Riley, however, are subject to the review and approval of the Compensation Committee.

DIRECTORS' COMPENSATION

Each director of the Company receives an annual fee of $8,000, and each director who is not an officer of the Company receives an additional fee of $1,000 for each meeting of the Board of Directors or committee thereof that he or she attends. Each director who serves as a committee chair receives an additional annual fee of $2,000.

                  PROPOSAL TO RATIFY SELECTION OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

The firm of Arthur Andersen LLP has audited the books and records of the Company since its inception and the Board of Directors desires to continue the services of this firm for the current fiscal year ending January 3, 1998. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment of the firm of Arthur Andersen LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.

                            ------------------------

                                 MISCELLANEOUS

The Company's 1996 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

COST OF SOLICITATION

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF SECURITY HOLDERS

Proposals of security holders intended to be presented at the 1998 Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than December 12, 1997.

By order of the Board of Directors.

                                          JOHN J. HASTINGS
                                          SECRETARY

Dated: April 11, 1997

                            THE MIDDLEBY CORPORATION

                 1400 TOASTMASTER DRIVE,  ELGIN, ILLINOIS 60120
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William F. Whitman, Jr., David P. Riley and John J. Hastings, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 1997 Annual Meeting of Stockholders of THE MIDDLEBY CORPORATION (the "Company") to be held at the Company's offices located at 1400 Toastmaster Drive, Elgin, Illinois at 10:00 a.m. local time, on Thursday, May 15, 1997, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

1. ELECTION OF DIRECTORS

  / / FOR all nominees listed below (unless name of nominee is / / WITHHOLD
  crossed out)                                                AUTHORITY

  Robert R. Henry  A. Don Lummus  John R. Miller III  David P. Riley  Sabin C.
  Streeter  Philip G. Putnam
  Joseph G. Tompkins  William F. Whitman, Jr.  Laura B. Whitman  Robert L.
  Yohe

2. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT
  AUDITORS

                                        / / FOR      / / AGAINST      / / ABSTAIN

3. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
  MEETING (which the Board of Directors does not know of prior to April 11,
  1997)

    Management recommends your vote FOR all proposals.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND
                                RETURN PROMPTLY.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS, AND WILL CONFER THE AUTHORITY IN PARAGRAPH 3.

    Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated April 11, 1997, as well as a copy of the 1996 Annual Report to Stockholders.

                                                                          Dated:
                                                 ------------------------, 1997.

                             ---------------------------------------------------

                             ---------------------------------------------------

                                               (SIGNATURE(S) OF STOCKHOLDER(S))

                                             WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                             ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                             PLEASE GIVE TITLE. EACH JOINT OWNER
                                             IS REQUESTED TO SIGN. IF A
                                             CORPORATION OR PARTNERSHIP, PLEASE
                                             SIGN BY AN AUTHORIZED OFFICER OR
                                             PARTNER. PLEASE SIGN IN THE SAME
                                             MANNER AS YOUR CERTIFICATE(S) IS
                                             (ARE) REGISTERED.

  PLEASE COMPLETE, DATE, SIGN AND RETURN this proxy in the envelope provided.